UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 1, 2017

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd, Suite 250 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (the “Company”) increased the size of the board to seven members, and appointed Michael R. Dougherty as a director of the Company.  Mr. Dougherty will serve as a Class I member of the Board.  The terms of Class I directors expire at the 2018 Annual Meeting of Shareholders.

Mr. Dougherty served as executive chairman of Celator Pharmaceuticals, Inc. from August 2015 to July 2016, and as a director from July 2013 to July 2016. Mr. Dougherty was chief executive officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc. from May 2012 to October 2012. Previously, Mr. Dougherty served in a variety of senior positions in the bio-pharmaceutical industry, including as president and chief executive officer at Adolor Corporation, as chief operating officer of Genomics Collaborative, Inc., as president and chief executive officer of Magainin Pharmaceuticals Inc., and as chief financial officer at Centocor, Inc. Mr. Dougherty is a graduate of Villanova University. He currently serves on the board of directors at Cempra, Inc, Aviragen Therapeutics, Inc., Trevena Inc. and Foundation Medicine, Inc., all publicly traded life sciences organizations. Mr. Dougherty also served on the board of directors for ViroPharma, Incorporated from 2004 to 2014.

Mr. Dougherty will receive the standard compensation amounts payable to non-employee directors of the Company, which includes an annual cash retainer of $40,000.  His annual cash retainer will be pro-rated for 2017 to reflect his expected term of service during the calendar year. Also, pursuant to these arrangements, on February 1, 2017, Mr. Dougherty received an initial grant of an option to purchase 21,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and 9,000 restricted shares of the Company’s common stock. The options vest in 24 equal monthly installments beginning on February 1, 2018, subject to his continued service on the Board through each vesting date.  The restricted shares vest on February 1, 2018, subject to his continued service on the Board through the vesting date.

Mr. Dougherty and the Company also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director.  The indemnification agreement is in the form entered into with the Company’s other directors, which was previously filed with the Company’s Registration Statement on Form S-1 on May 12, 2014.

There is no arrangement or understanding between Mr. Dougherty and any other person pursuant to which Mr. Dougherty was appointed as a director.  The Board has determined that Mr. Dougherty is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 1, 2017, of Marinus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  February 1, 2017